Exhibit 4.5

HELIX BIOPHARMA CORP. HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT OF SELECTED PORTIONS OF THIS EXHIBIT. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED BY
“***”.

THIRD AMENDMENT TO
MANUFACTURING AGREEMENT

This third amendment agreement (“Third Amendment”) is made this 1 day of October, 2010 by and between Helix Biopharma Corporation (“Helix”), a corporation organized and existing under the laws of Canada and having its principal offices located at 305 Industrial Parkway South, Unit 3, Aurora, Ontario, L4G 6X7, Contract Pharmaceuticals Limited Niagara (“CPL”), a corporation organized and existing under the laws of Delaware and having a place of business located at 100 Forest Avenue, Buffalo, New York, 14213, and Contract Pharmaceuticals Limited Canada (“CPL Canada”), a corporation organized and existing under the laws of Ontario, Canada and having its principal offices at 7600 Danbro Crescent, Mississauga, Ontario, Canada, L5N 6L6.

WHEREAS, Helix and CPL have entered into that certain Topical Interferon Alpha-2b GMP Process Development, Scale Up and Clinical Supplies Manufacturing Agreement dated as of April 3, 2008, and amended as of November 3, 2008 and November 18, 2009 (collectively, the “Manufacturing Agreement”); and

WHEREAS, Helix, CPL and CPL Canada wish to further amend the Manufacturing Agreement as set forth below;

NOW, THEREFORE, in accordance with Section 20.9 of the Manufacturing Agreement and in consideration of the mutual covenants, conditions and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Helix, CPL and CPL Canada agree as follows:

1. The Manufacturing Agreement is hereby amended by removing CPL, and substituting CPL Canada for CPL, as a party to the Manufacturing Agreement from this date forward, in all respects and to the same extent as if CPL Canada was an original party to the agreement. The definition of CPL Facility in Article 1 of the Manufacturing Agreement shall henceforth refer to CPL Canada’s facility located at 7600 Danbro Crescent, Mississauga, Ontario, Canada, L5N 6L6.

2. The Manufacturing Agreement is hereby further amended by inserting the following contact information for CPL Canada in place of the contact information for CPL in Appendix II of Schedule B to the Manufacturing Agreement:

Operations	Erika DeRango, Vice	Phone: (905) 821-7600, ext. 340
	President	Fax: (905) 821-7602
E-mail: ederango@cplltd.com

Quality Assurance	Colin McClintock, Vice	Phone: (905) 821-7600 x 288
	President	Fax: (905) 821-7602
E-mail: cmcclintock@cplltd.com

Technology Transfer	Karina Lahnakoski,	Phone: (905) 821-7600 x 287
	Director	Fax: (905) 821-7602
E-mail: klahnakoski@cplltd.com

3. The Manufacturing Agreement is hereby further amended by deleting Schedule C thereto.

4. All other terms and conditions of the Manufacturing Agreement shall be unaffected by this Third Amendment and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have signed this Third Amendment as of the date first above written.

HELIX BIOPHARMA CORP.	CONTRACT PHARMACEUTICALS LIMITED
NIAGARA

By:/s/ John Docherty	By: /s/ John Ross
Title: President and COO	Title: Chief Operating Officer

HELIX BIOPHARMA CORP.	CONTRACT PHARMACEUTICALS LIMITED
CANADA

By:/s/ Photios Michalargias	By: /s/ John Ross
Title: CFO	Title: Chief Operating Officer

November 24, 2010

Praveen Kumar, Ph.D.
Helix BioPharma Corp.
#301 111 Research Dr.
Innovation Place, Research Park
Saskatoon, SK Canada        S7N 3R2

Estimate #4527 Revision 2 (G0384 Series)
CPL-Niagara to Danbro/Helix Tech Transfer Services
Supersedes Estimate #4527 (G0384 Series) Dated 10/29/2010

Dear Praveen,

Thank you for allowing CPL the opportunity to provide a price estimate for Helix BioPharma Corporation’s Interferon alpha 2-B Cervical Cancer Cream Tech Transfer from CPL Niagara to CPL Danbro.

Amendment Attached Email: Please see the attached amendment email detailing the extent to which CPL will cover Tech Transfer items inquired by Helix BioPharma.

* NOTE: Cleaning Validation estimates will be issued upon clarification of regulatory requirements for the handling of the API in Canada.

We have carefully reviewed the requirements for these activities and submit the following.

1. Tech Transfer Placebo Batch Manufacturing and Partial Packaging

Estimate	Description	Price(USD)
G0384-01	Manufacture One (1) ~100 kg Placebo Tech Transfer Batch	$***
G0384-02	Partially Package One (1) ~100 kg Placebo Tech Transfer Batch	$***
Total		$***

$*** [Cost redacted for confidentiality/competitive reasons]

G0384-01 Price Assumptions/Conditions:

1.	Placebo batch size is approximately 100 kg.
2.	Excipient raw material costs are not included. A separate quote will be issued.
3.	Includes limited CPL bulk testing for: pH, specific gravity and physical appearance on three (3) samples. One sample per location from top-middle-bottom of bulk batch.
4.	Bulk testing to be conducted by Helix BioPharma Corp (if required).
5.	Includes labor for all documentation, manufacturing, and other related activities as per approved Manufacturing Plan.

6.	Product not intended for distribution.
7.	Bulk product will be stored in Helix approved fiber drum with drum liner.
8.	Bulk product will be stored in a refrigerator at 2°C - 8°C.
9.

The bulk manufacturing of a placebo Tech Transfer batch is considered required for set up and training purposes as a direct result of the CPL-N plant closing, and thus this expense will be at “no charge” to Helix BioPharma.

* NOTE: The bulk results from BioBatch lot 904CX03 produced product that had air entrapped and thus adversely impacted the filling operation. Tentative discussions were held re: possible batch improvements but a resolution has not been rendered. It is advised that these improvement(s) be implemented prior to commencement of the one (1) placebo batch CPL will be financially responsible for.

G0384-02 Price Assumptions/Conditions:

1.	Includes partially packaging product from the Tech transfer Placebo Batch into vaginal applicators. The exact quantity is to be determined but is based on 1,000 applicators.
2.	Filling will be achieved by using the Fishman Applicator Filling device.
3.	The pricing provided does not include packaging components. Packaging components to be supplied by Helix.
4.	Approximately 1,500 applicators from CPL-Niagara will be transferred to CPL-Danbro.
5.	Includes limited CPL finished goods bulk testing for: pH and physical appearance on three (3) samples. One sample per location from beginning-middle-end of packaging run.
6.	Includes labor for packaging and related activities as per approved Manufacturing Plan.
7.	Includes labor for all documentation, packaging and other related activities as per approved Manufacturing Plan.
8.	Finished goods product will be stored in a refrigerator at 2°C - 8°C.
9.	Product not intended for commercial distribution.
10.

The partial packaging run is considered continued development on the product due to the aeration issues with previous bulk batches, this packaging test run is critical to determine Fishman Device operating parameters, settings and line balancing. This test run will be used to establish the filling plan for the CTM Batches.

* NOTE: The placebo batch includes generating all process-specific SOPs in the CPL-Danbro systems/format based on existing SOPs at CPL-Niagara.

* NOTE: Price is subject to change based on final scope of applicator filling test run.

2. Tech Transfer Active Equivalency Batch Manufacturing and Packaging

Estimate	Description	Price(USD)
G0384-03	Manufacture One (1) ~100 kg Active Equivalency Batch	$***
G0384-04	Package One (1) ~100 kg Active Equivalency Batch	$***
Total		$***

$*** [Cost redacted for confidentiality/competitive reasons]

G0384-03 Price Assumptions/Conditions:

1.	Active batch size is approximately 100 kg.
2.	Excipient raw material costs are not included. A separate quote will be issued.
3.	API to be supplied and released by Helix BioPharma. Existing API inventory at CPL- Niagara may be used for this batch if authorized by Helix BioPharma.
4.	Includes limited CPL bulk testing for: pH, specific gravity and physical appearance on three (3) samples. One sample per location from top-middle-bottom of bulk tank.
5.	Bulk testing to be conducted by Helix BioPharma Corp.
6.	Includes labor for all documentation, manufacturing, and other related activities as per approved Manufacturing Plan.
7.	Does not include filling of bulk. (See estimate G0384-04)
8.	Product not intended for distribution.
9.	Bulk product will be stored in Helix approved fiber drum with drum liner.
10.	Bulk product will be stored in a refrigerator at 2°C - 8°C.
11.

The Active Equivalency Tech Transfer batch is considered as required in order to establish equivalency between CPL-N and CPL Danbro manufactured product as a direct result of the CPL-N plant closing and thus this expense will be at “no charge” to Helix BioPharma.

G0384-04 Price Assumptions/Conditions:

1.	Filling will be quoted separately upon results of the placebo filling test run (See estimate G0384-02).

3. Clinical Trial Material Batch Manufacturing and Packaging

Estimate	Description	Price(USD)
G0384-05	Manufacture One (1) ~100 kg Active Clinical Trial Material Batch	$***
G0384-06	Package One (1) ~100 kg Active Clinical Trial Material Batch	$***
Total		$***

$*** [Cost redacted for confidentiality/competitive reasons]

G0384-05 Price Assumptions/Conditions:

1.	Active batch size is approximately 100 kg.
2.	Excipient raw material costs are not included. See separate quote below.
3.	API to be supplied and released by Helix BioPharma. Existing inventory at CPL-Niagara may be used for this batch if authorized by Helix BioPharma.
4.	Includes limited CPL bulk testing for: pH, specific gravity and physical appearance on three (3) samples. One sample per location from top-middle-bottom of bulk tank.
5.	Bulk testing to be conducted by Helix BioPharma Corp.
6.	Includes labor for all documentation, manufacturing, and other related activities as per approved Manufacturing Plan.

7.	Does not include filling of bulk. (See below)
8.	Product not intended for distribution.
9.	Bulk product will be stored in Helix approved fiber drum with drum liner.
10.	Bulk product will be stored in a refrigerator at 2°C - 8°C.

G0384-06 Price Assumptions/Conditions:

1.	Filling will be quoted separately upon results of the placebo filling test run (see estimate G0384-02).

4. Equipment Transfer and Installation Program

The following equipment charges are expected for each piece of equipment used in Helix manufacturing.

Estimate	Description	Price (USD)
G0384-08	Equipment Transfer CPL-Niagara to CPL-Danbro (All Equipment)	$***
G0384-09	Freezer Installation (Not Installed At CPL-N)	$***
G0384-10	Chiller Installation (Installed At CPL-N)	$***
G0384-11	Lee Tank Installation (Installed At CPL-N)	$***
G0384-12	Microfluidizer Installation (Installed At CPL-N)	$***
G0384-13	5 Gallon Groen Tank Installation (Not Installed At CPL-N)	$***
G0384-14	Fishman Devices (5) Installation (Not Installed At CPL-N)	$***
G0384-15	Bio-Hood Installation (Not Installed At CPL-N)	$***
40G Highland Tanks (new, if required)		$***
Equipment Transfer and Installation Program Total		$***
CPL Responsibility		$***
Helix Responsibility		$***

$*** [Cost redacted for confidentiality/competitive reasons]

The above pricing considers that CPL will be responsible to transfer and install all equipment which was previously installed at Niagara. Portions of the equipment set-up which have not been completed at Niagara are costs to Helix. The above pricing includes generating equipment specific-SOPs (where required) and training of Danbro operators on the equipment. The equipment will be installed with portable disconnects in a manufacturing area to be determined by CPL-Danbro. A tentative manufacturing location was shown to Helix, but the final location needs to be confirmed.

5. Raw Material Replacement for Three (3) Batches

Estimate	Description	Price(USD)
G0384-16	Excipient Raw Materials for Three (3) 100 kg Batches	$***
Total		$***

$*** [Cost redacted for confidentiality/competitive reasons]

G0384-16 Price Assumptions/Conditions:

1.	This is based on a worse case scenario in which all excipient raw materials would need to be purchased to support the scope of the Tech Transfer.
2.	Includes excipient raw materials ONLY. Active to be supplied by Helix.
3.	Does not include analytical testing. Full testing quote will be issued separately.
4.	Phospholipon 90H analytical testing requires resolution as to how testing is be conducted specifically for this material.
5.

The following raw materials were previously supplied by Helix. A place holder dollar value was included in this estimate. Should CPL need to actually procure this material, a subsequent quote will be issued.

a.	NA Phosphate Diabasic
b.	Propylparaben
c.	Disodium EDTA
6.	Materials will be purchased as per vendors MOQ. Excess raw materials to be expected.
7.	Vendor pricing as of 10/2010.

Please contact me at your earliest convenience for further discussions at 716-887-3674.

Sincerely,
Contract Pharmaceuticals Limited

/s/ Leroy Wiggins

Leroy Wiggins Jr.
Product Integration Leader
cc: FILE, K. Lahnakowski, J. Ross

*** e-mail correspondence redacted for confidentiality/competitive reasons